Calculation of Filing Fee Tables
S-8
Madison Air Solutions Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.0000001 per share, reserved for issuance pursuant to the Madison Air Solutions Corporation 2026 Omnibus Incentive Plan	Other	50,000,000	$ 31.75	$ 1,587,500,000.00	0.0001381	$ 219,233.75
Total Offering Amounts:						$ 1,587,500,000.00		$ 219,233.75
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 219,233.75
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement ("Registration Statement") shall also cover any additional shares of the Registrant's Class A common stock, $0.0000001 par value per share (the "Class A Common Stock"), which become issuable under the Madison Air Solutions Corporation 2026 Omnibus Incentive Plan ("Incentive Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock, as applicable. (2) Includes additional shares of Class A Common Stock reserved for future issuance pursuant to the annual "evergreen increase" and for delivery with respect to awards issued under the Incentive Plan, which include shares of Class A Common Stock that may again become available for delivery with respect to awards under the Incentive Plan pursuant to the share counting, share recycling and other terms and conditions of the Incentive Plan. (3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $31.75 per share represents the average of the high and low sales prices of the Registrant's Class A Common Stock on the New York Stock Exchange on April 16, 2026, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources